Exhibit 4.3


            Independent Certified Public Accountants' Consent


     We have issued our report dated March 31, 1997 on the statements of condition and related securities portfolios of Van Kampen American Capital Insured Income Trust, Series 65 and Series 66 as of March 31, 1997 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                    Grant Thornton LLP


Chicago, Illinois
March 31, 1997